UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2015

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

Appointment of Chief Executive Officer

On December 5, 2015, the board of directors of Lantronix, Inc. (the “Company”) appointed Jeffrey W. Benck, age 50, as President and Chief Executive Officer of the Company.

Before joining the Company, Mr. Benck served as President and Chief Executive Officer, and as a Director, of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions, from July 2013 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Benck joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions. Prior to that, Mr. Benck worked for International Business Machines (IBM) Corporation, a global leader in information technology and services, for 18 years, in his last role serving as Vice President of xSeries BladeCenter and Retail Store Solutions development. Mr. Benck holds a Master of Science degree in Management of Technology from University of Miami and a Bachelor of Science degree in Mechanical Engineering from Rochester Institute of Technology.

Offer Letter with Jeffrey Benck

On December 5, 2015, the Company entered into an offer letter agreement with Mr. Benck (the “Offer Letter”) setting forth the terms of his employment as the Company’s President and Chief Executive Officer.

Salary and Bonus. The Offer Letter provides for an annual base salary of $400,000. Beginning with the fiscal year ending June 30, 2017, Mr. Benck will be eligible to participate in the Company’s annual cash bonus program with an annual target bonus equal to 75% of his base salary. In accordance with the Offer Letter, Mr. Benck will receive a cash bonus of $100,000, payable in two $50,000 installments following the end of the third and fourth quarters, respectively, of fiscal 2016. Mr. Benck will be eligible to participate in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.

Term and Termination. The Offer Letter has no specific term and is subject to termination by either the Company or Mr. Benck at any time with or without cause.

Severance Payments. Under the Offer Letter, Mr. Benck is eligible for severance payments if his employment is terminated involuntarily by the Company without Cause or by Mr. Benck for Good Reason by the employee, in each case as defined in the Offer Letter. Severance payments for Mr. Benck consist of 12 months of base salary plus payment of an amount equal to 50% of his target bonus. If the termination occurs in connection with a Change in Control (as defined in the Offer Letter) Mr. Benck is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Benck will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Benck will receive 24 months of base salary plus payment of an amount equal to 200% of his target bonus.

Benefit Continuation. In the event of termination of employment without Cause or for Good Reason, Mr. Benck’s basic employee benefits such as health insurance would be continued for up to 12 months (or up to 24 months following a Change in Control with the Company’s market capitalization greater than $50 million).

Accelerated vesting of equity awards. If Mr. Benck’s employment is terminated without Cause or for Good Reason within the first two years following his date of hire, any unvested equity awards at the time of termination of employment that would have vested during the 12 months following termination will become vested. In addition, if Mr. Benck’s employment is terminated without Cause or for Good Reason in connection with a Change in Control, all unvested stock options and restricted stock units awarded to Mr. Benck will become fully vested.

Miscellaneous. The Company has agreed to indemnify Mr. Benck in accordance with the Company’s standard form of indemnification agreement for executive officers. The Offer Letter does not provide Mr. Benck with any excise tax or other tax gross-ups.

Restricted Stock Unit Award. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new President and Chief Executive Officer, Mr. Benck will receive a one-time award (the “Inducement Award”) of 450,000 restricted stock units (“RSUs”). The shares subject to the Inducement Award shall vest according to the following schedule: one-third (150,000) of the RSUs shall vest on December 1, 2016 and the remaining RSUs shall vest ratably each quarter thereafter for a period of 24 months. The RSUs will be issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

Stock Options. Pursuant to the Offer Letter, Mr. Benck will receive the following stock option grants pursuant to the Company’s Amended & Restated 2010 Stock Incentive Plan:

2

(a) an option to purchase 150,000 shares of the Company’s common stock that shall vest according to the following schedule: 25% (37,500) of the options shall vest on September 1, 2017 and the remaining options shall vest ratably each month thereafter for a period of 36 months; and

(b) an option to purchase 150,000 shares of the Company’s common stock that shall vest according to the following schedule: 25% (37,500) of the options shall vest on September 1, 2018 and the remaining options shall vest ratably each month thereafter for a period of 36 months.

Indemnification Agreement. The Company and Mr. Benck will enter into the Company’s standard form of indemnification agreement.  The agreement requires the Company, among other things, to indemnify Mr. Benck against liabilities that may arise by reason of his service to the Company.

The foregoing description of the Offer Letter is qualified in its entirety by the Offer Letter, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Board Appointment

On December 5, 2015, the board of directors of the Company approved an increase in the size of the board to five members and appointed Mr. Benck as a director to fill the vacancy created by the increase in the size of the board.

Item 8.01.	Other Events.

On December 7, 2015, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description
99.1	Offer Letter dated December 5, 2105 between Lantronix, Inc. and Jeffrey W. Benck
99.2	Press Release, dated December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2015	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer Letter dated December 5, 2105 between Lantronix, Inc. and Jeffrey W. Benck
99.2	Press Release, dated December 7, 2015

4